UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐    Preliminary Information Statement

☐    Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☒    Definitive Information Statement

PROPERTY MANAGEMENT CORPORATION OF AMERICA
(Name of Registrant As Specified In Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF PROPERTY MANAGEMENT

CORPORATION OF AMERICA

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

Property Management Corporation of America

Unit A, 19/F, Times Media Centre

Wan Chai, Hong Kong

+852 2680 0607

INFORMATION STATEMENT

(Preliminary)

May 30, 2017

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock of Property Management Corporation of America:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of common stock, par value $0.0001 per share (the “Common Stock”), of Property Management Corporation of America, a Delaware corporation (the “Company”), to notify the Stockholders that on May 15, 2017, the Company received the written consent in lieu of a meeting of the holders of a majority of the total voting power of all issued and outstanding voting capital of the Company (the “Majority Stockholders”). The Majority Stockholders authorized the following:

●

Amending the Company's Certificate of Incorporation, as amended, (i) to effect a Reverse Stock Split of the issued and outstanding shares of the Company's Common Stock on the basis of one (1) post-Split share of Common Stock for every four (4) pre-Split shares of Common Stock (the "Reverse Stock Split"); (ii) to increase the total number of authorized shares of Common Stock from 18,000,000 to 200,000,000 (the "Authorized Shares Increase"); and (3) to change the name of the Company from Property Management Corporation of America to FingerMotion, Inc. (the “Name Change”). A copy of the Amendment is attached as Annex A to this Information Statement.

On May 15, 2017, the Board of Directors of the Company (the “Board”) approved, and recommended to the Majority Stockholders that they approve the Name Change, Authorized Shares Increase and Reverse Stock Split (collectively, the “Actions”). On May 15, 2017, the Majority Stockholders approved the Actions by written consent in lieu of a meeting, in accordance with Delaware law.  Accordingly, your consent is not required and is not being solicited in connection with the approval of the Actions.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of common stock, par value $0.0001 per share (the “Common Stock”), of the Company to notify the Stockholders of the Name Change and Reverse Stock Split. Stockholders of record at the close of business on May 15, 2017, are entitled to notice of this stockholder action by written consent. Because this action has been approved by the holders of the required majority of the voting power of our voting stock, no proxies were or are being solicited. The Actions will not be effected until at least 20 calendar days after the mailing of the Information Statement accompanying this Notice. We will mail the Notice of Stockholder Action by Written Consent to the Stockholders on or about May 30, 2017. We anticipate that the Actions will become effective on or about June 20, 2017, when a Certificate of Amendment to our Certificate of Incorporation is filed with the Secretary of State of Delaware.

Attached hereto for your review is an Information Statement relating to the above-described action. Please read this Information Statement carefully. It describes the essential terms of the action to be taken. Additional information about the Company is contained in its reports filed with or furnished to the Securities and Exchange Commission (the “SEC”). These reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained on the SEC’s website at www.sec.gov.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

By Order of the Board of Directors,

/s/ Wong H’Sien Loong

Chief Executive Officer

Wan Chai, Hong Kong

May 26, 2017

INTRODUCTION

Delaware law provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders' meeting convened for the specific purpose of such action. Delaware law, however, requires that if an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

In accordance with the foregoing, we will mail the Notice of Stockholder Action by Written Consent on or about May 26, 2017.

This Information Statement contains a brief summary of the material aspects of the Actions approved by the Board of Property Management Corporation of America (the “Company,” “we,” “our,” or “us”) and the Majority Stockholders.

ACTIONS TO BE TAKEN

The Actions will become effective on the date that we file the Certificate of Amendment to the Certificate of Incorporation of the Company (the “Amendment”) with the Secretary of State of the Delaware. We intend to file the Amendment with the Secretary of State of Delaware promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders.

Notwithstanding the foregoing, we must first notify FINRA of the intended Actions by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of such action. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act. In connection with the Name Change, we will request a new ticker symbol, but such request will not be processed until sixty (60) days after FINRA has announced the Name Change to the market.

We currently expect to file the Amendment on or about June 20, 2017.

1-FOR-4 REVERSE STOCK SPLIT

GENERAL

On May 15, 2017, our Board approved by unanimous written consent a 1-for-4 reverse stock split (the “Reverse Stock Split”). Pursuant to the Reverse Stock Split, each four (4) shares of our Common Stock will be automatically converted, without any further action by the Stockholders, into one share of Common Stock. Simultaneously with any change to our Common Stock, a like change will occur to the Exchangeable Shares. No fractional shares of Common Stock will be issued as the result of the Reverse Stock Split. Instead, the Company will issue to the Stockholders one additional share of Common Stock for each fractional share.  The Company anticipates that the effective date of the Reverse Stock Split will be June 20, 2017.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

PURPOSE AND EFFECT OF THE REVERSE STOCK SPLIT

Our Board believes that, among other reasons, the number of outstanding shares of Common Stock have contributed to a lack of investor interest in the Company and has made it difficult for the Company to attract new investors and potential business candidates.  Our Board proposed the Reverse Stock Split as one method to attract business opportunities for the Company. Our Board believes that the Reverse Stock Split could increase the stock price of our Common Stock and that the higher stock price could help generate interest in the Company by investors and provide business opportunities.  We have no current plans, proposals or arrangements to engage in any corporate transactions that would require the issuance of additional securities made available pursuant to this proposal.

However, the effect of the Reverse Stock Split, if any, upon the stock price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies like us is varied. Further, we cannot assure you that the stock price of our Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of Common Stock outstanding as a result of the Reverse Stock Split because, among other things, the stock price of our Common Stock may be based on our performance and other factors.

The principal effect of the Reverse Stock Split will be the reduction in the number of shares of Common Stock issued and outstanding from 13,157,000 shares as of May 26, 2017, to approximately 3,289,250 shares. The Reverse Stock Split will affect all of our Stockholders uniformly, and will not affect any Stockholder’s percentage ownership interest in the Company or proportionate voting power, except to the extent that the Reverse Stock Split results in any of our Stockholders holding a fractional share of our Common Stock. The Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split shall not affect any rights, privileges or obligations with respect to the shares of Common Stock existing prior to the Reverse Stock Split, nor does it increase or decrease the market capitalization of the Company. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” under Rule 13e-3 of the Exchange Act. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

By reducing the number of issued and outstanding shares of Common Stock, more shares of Common Stock will be available for issuance after the Reverse Stock Split. The Board believes that the availability of more shares of Common Stock for issuance will allow the Company greater flexibility in pursuing financing from investors and issuing shares of Common Stock in exchange for such financing, meeting business needs as they arise, taking advantage of favorable opportunities, and responding to a changing corporate environment.

The following chart depicts the capitalization structure of the Company both pre-Reverse Stock Split and post-Reverse Stock Split (the post-split shares of Common Stock may differ slightly based on the number of fractional shares):

Pre-Reverse Stock Split

Authorized Shares of Common Stock	Issued Shares	Authorized but Unissued
18,000,000	13,157,000	4,843,000

Post-Reverse Stock Split

Authorized Shares	Issued Shares	Authorized but Unissued
200,000,000	*3,289,250	196,710,750

*Such shares may not include shares that may be issued in accordance with any future employee stock incentive plan that may be approved in the future.

CERTAIN RISKS ASSOCIATED WITH REVERSE STOCK SPLIT

You should understand that, after the Reverse Stock Split, you will own fewer shares of our Common Stock than you presently own. While we hope that the Reverse Stock Split will result in an increase in the price of our Common Stock, we cannot assure you that the Reverse Stock Split will increase the potential stock price of our Common Stock by a multiple equal to the inverse of the Reverse Stock Split ratio or result in the permanent increase in any potential stock price (which depends on many factors, including our performance and prospects). Should the price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split. Furthermore, the possibility exists that potential liquidity in the price of our Common Stock could be adversely affected by the reduced number of shares of Common Stock that would be outstanding after the Reverse Stock Split. In addition, the Reverse Stock Split will increase the number of Stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will face higher costs when selling their shares, and may have greater difficulty selling their shares. As a result, we cannot assure you that the Reverse Stock Split will achieve the desired results that have been outlined above.

ANTI-TAKEOVER EFFECTS OF THE REVERSE STOCK SPLIT

THE OVERALL EFFECT OF THE REVERSE STOCK SPLIT MAY BE TO RENDER MORE DIFFICULT THE CONSUMMATION OF MERGERS WITH THE COMPANY OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE IT DIFFICULT TO REMOVE MANAGEMENT.

A possible effect of the Reverse Stock Split is to discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s voting securities and the removal of incumbent management. Our management could use the additional shares of Common Stock available for issuance to resist or frustrate a third-party take-over effort favored by a majority of the independent Stockholders that would provide an above market premium by issuing additional shares of Common Stock.

The Reverse Stock Split is not the result of management’s knowledge of an effort to accumulate the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise. Nor is the Reverse Stock Split a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision.  The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. As discussed above, the reason for the Reverse Stock Split is to increase the amount of shares of Common Stock that the Company is able to issue in order to attract potential investors and conduct equity financings.

PROCEDURE FOR EFFECTING REVERSE STOCK SPLIT AND EXCHANGE OF STOCK CERTIFICATES

We anticipate that the Reverse Stock Split will become effective on June 20, 2017, or as soon thereafter as is reasonably practicable (the “Effective Date”). Beginning on the Effective Date, each stock certificate representing pre-Reverse Stock Split shares of Common Stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares of Common Stock.

Our transfer agent, VStock Transfer LLC , will act as exchange agent (the “Exchange Agent”) for purposes of implementing the exchange of stock certificates. Holders of pre- Reverse Stock Split shares of Common Stock are asked to surrender to the Exchange Agent stock certificates representing pre-Reverse Stock Split shares of Common Stock in exchange for stock certificates representing post- Reverse Stock Split shares of Common Stock. No new stock certificates will be issued to a Stockholder until such Stockholder has surrendered the outstanding stock certificate(s) held by such Stockholder, together with a properly completed and executed letter of transmittal.

Further, prior to filing the amendment to the Certificate of Incorporation reflecting the Reverse Stock Split, we must first notify the Financial Industry Regulatory Authority (“FINRA”) by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to our anticipated filing date of May 26, 2017, for the Reverse Stock Split. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

FRACTIONAL SHARES

No fractional shares of Common Stock will be issued as the result of the Reverse Stock Split. Instead, the Company will issue to the Stockholders one additional share of Common Stock for each fractional share.

NO APPRAISAL RIGHTS

Under Delaware law, our Stockholders are not entitled to appraisal rights in connection with the Reverse Stock Split.

FEDERAL INCOME TAX CONSEQUENCES

We will not recognize any gain or loss from the Reverse Stock Split.

The following description of the material federal income tax consequences of the Reverse Stock Split to our stockholders is based on the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this information statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. This discussion is for general information only and does not discuss the tax consequences that may apply to special classes of taxpayers (e.g., non-residents of the United States, broker/dealers, banks, regulated investment companies, foreign entities or insurance companies). This discussion assumes the shares of Common Stock are held as capital assets, and were not acquired by the stockholder as compensation. The state and local tax consequences of the Reverse Stock Split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. You are urged to consult your own tax advisors to determine any particular consequences to you.

We believe that the federal income tax effects of the Reverse Stock Split will be that a stockholder who receives a lessor number of shares of our Common Stock will not recognize gain or loss. With respect to a Reverse Stock Split, such a stockholder's basis in the lessor number of shares of our Common Stock will equal the stockholder's basis in his, her, or its old shares of our Common Stock. The holding period of the post-effective Reverse Stock Split shares received will include the holding period of the pre-effective Reverse Stock Split shares exchanged. The Company's views regarding the tax consequences of the Reverse Stock Split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, STOCKHOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS INFORMATION STATEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON BY STOCKHOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON STOCKHOLDERS UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS INCLUDED HEREIN BY THE COMPANY IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY THE COMPANY OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) STOCKHOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

AUTHORIZED SHARES INCREASE

GENERAL

The Board of Directors of the Company has adopted a resolution to amend the Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance from 18,000,000 to 200,000,000. A majority of our shareholders have given their written consent to the resolution.

Under Delaware corporate law, the written consent of the holders of a majority of the voting power necessary to authorize or take the action is effective as shareholder approval. We will file the Amendment to our Certificate of Incorporation with the Secretary of State of Delaware on or after June 20, 2017, and it will become effective on the date of such filing. The Amendment to the Certificate of Incorporation will provide that the authorized shares of Common Stock of the Company will be 200,000,000 with a par value of $0.0001 per share.

REASONS

The Board of Directors and the Majority Shareholders have approved the Amendment to the Certificate of Incorporation in order to provide the Company with flexibility in pursuing its long-term business objectives. The primary reasons for the Amendment are:

-

Management may in the future pursue opportunities to obtain capital in order to fully implement the Company’s business plan. A reserve of common shares available for issuance from time-to-time will enable the Company to entertain a broad variety of financing proposals.

-

Management may utilize the additional shares in connection with corporate acquisitions, joint venture arrangements, or for other corporate purposes, including the solicitation and compensation of key personnel.

Management has not entered into any commitment to issue any shares, and is not engaged in any negotiations with respect to any transaction of the sort listed above. There are no outstanding options or warrants to purchase shares of the Company's common stock, nor is there any derivative security outstanding that may be converted by the holder into shares of the Company's common stock either with or without the payment of additional consideration.

As a result of the increase in authorized common stock, there will be 200,000,000 common shares available for issuance. The Board of Directors will be authorized to issue the additional common shares without having to obtain the approval of the Company’s shareholders. Delaware law requires that the Board use its reasonable business judgment to assure that the Company obtains “fair value” when it issues shares. Nevertheless, the issuance of the additional shares would dilute the proportionate interest of current shareholders in the Company. The issuance of the additional shares could also result in the dilution of the value of shares now outstanding, if the terms on which the shares were issued were less favorable than the contemporaneous market value of the Company’s common stock.

The increase in the number of common shares available for issuance is not being done to impede any takeover attempt. Nevertheless, the power of the Board of Directors to provide for the issuance of shares of common stock without shareholder approval has potential utility as a device to discourage or impede a takeover of the Company. If a non-negotiated takeover were attempted, the private placement of stock into “friendly” hands, for example, could make the Company unattractive to the party seeking control of the Company. This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.

NO APPRAISAL RIGHTS

Under Delaware law, our Stockholders are not entitled to appraisal rights in connection with the authorized shares Increase.

WHEN THE INCREASE WILL GO INTO EFFECT

Prior to filing the Amendment to the Certificate of Incorporation reflecting the Authorized Shares Increase, we must first notify FINRA by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of the Authorized Shares Increase. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

 NAME CHANGE

REASONS

We believe that changing the name of the Company to FingerMotion, Inc. will more accurately reflect and represent to the public the business of the Company. In connection with the name change, we intend to file with FINRA a request to obtain a new ticker symbol. Our request for a new ticker symbol, however, will not be processed until sixty (60) days after FINRA has announced our Name Change to the market.

WHEN THE NAME WILL GO INTO EFFECT

Prior to filing the amendment to the Articles of Incorporation reflecting the Name Change, we must first notify FINRA by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of the Name Change. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The voting power of the Company is vested in its common stock, with one vote per share.  At the Record Date, 13,157,000 shares of Common Stock were outstanding.

Set forth below is information concerning the ownership as of the Record Date of the Common Stock of the Company by the persons who were the sole shareholders to sign the shareholders’ written consent.

Name and Address of Beneficial Owner	Beneficial Ownership	% of class (1)
Wong H’Sien Loong	9,000,000	68.4%
Total	9,000,000	68.4%

(1)           Based on 13,157,000 shares of Common Stock issued and outstanding on the Record Date.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of our Common Stock as of May 26, 2017, of (i) each person known to us to beneficially own more than 5% of Common Stock, (ii) our directors, (iii) each named executive officer and (iv) all directors and named executive officers as a group.  As of May 26, 2017, there were a total of 13,157,000 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on matters on which holders of voting stock of the Company are eligible to vote.  The column entitled “Percentage of Outstanding Common Stock” shows the percentage of voting common stock beneficially owned by each listed party.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of May 26, 2017, through the exercise or conversion of any stock option, convertible security, warrant or other right.  Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Name and address of Beneficial Owner	Number of Shares of Common Stock	Percent of Class (1)

Directors and Named Executive Officers:

Wong H’Sien Loong (2)	9,000,000	68.4%

All officers and directors as a group:	9,000,000	68.4%

5% or Greater Beneficial Owners

None

(1)

Beneficial ownership is calculated based on the 13,157,000 shares of Common Stock issued and outstanding as of May 26, 2017, together with securities exercisable or convertible into shares of Common Stock within sixty (60) days of the Record Date hereof for each stockholder. The outstanding share number includes 2,850,000 shares for which stock purchase agreements were executed and delivered as of April 15, 2017, but certificates not issued and inclusion on the shareholder list maintained by our Transfer Agent not completed as of May 15, 2017. We nevertheless deem those shareholders as shareholder of record on May 15, 2017, for voting and notice purposes hereunder.

(2)	Mr. Loong is the Chief Executive Officer and Chairman of the Company. Mr. Loong owns 9,000,000 shares of Common Stock. Mr. Loong’s address is Unit A, 19/F, Times Media Centre, 133 Wan Chai Road, Wan Chai, Hong Kong.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company c/o Kline Law Group, 15615 Alton Pkwy., Ste. 450, Irvine, CA 92618, Attention: Scott Kline.

If multiple Stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

Dated: May 30, 2017